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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                             ----------------------


         Date of Report (Date of earliest event reported): June 19, 2006

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)




           Delaware                1-12387                76-0515284
(State or other jurisdiction of  (Commission          (I.R.S. Employer of
 incorporation or organization)  File Number)  Incorporation Identification No.)




   500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                  60045
    (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01  OTHER EVENTS

On June 19, 2006, Tenneco Inc. announced that it has won new aftermarket business from 13 aftermarket customers in North America, expected to generate approximately $8 million in revenue annually. Initial orders are expected to generate $4 million in revenue in the second quarter of 2006. The company's targeted sales efforts have established new long-term relationships with customers for its ride control, exhaust and brake products. Tenneco expects to record charges associated with changing over these new customers of approximately $6 million in the second quarter of 2006.

Tenneco also announced that the company estimates it will record pre-tax restructuring and restructuring related charges of approximately $15 million for projects to improve the company's distribution and manufacturing operations globally. The company estimates it will record approximately $8 million of the charges during the second quarter of 2006 and an additional $7 million over the next four quarters. The company estimates these actions will result in annual savings of approximately $10 million when completed.

The second quarter restructuring costs are for restructuring activities taking place at approximately 20 locations worldwide, aimed at improving efficiency, reducing costs and sizing operations to better reflect local market conditions. The restructuring charges include an estimated $4 million for severance costs and other benefits related to employee layoffs and $4 million for other restructuring and related costs including closing plants, plant relocations and asset impairments. Tenneco estimates that approximately 80% of these charges will be paid in cash. The company also estimates that roughly $7 million of the annual savings are the result of efficiency improvements and cost reductions and $3 million driven by activities to size operations to local market conditions.

The locations with the greatest impact include headcount reductions at the company's Adelaide, Australia operations to reflect lower OE production in Australia; consolidation at its Etain, France facility; closing of the Sterling Heights, Michigan just-in-time facility; discontinuation of the company's Martorell, Spain just-in-time operations; consolidation and sale of the company's Harrisonburg, Virginia aftermarket distribution center; and the continued integration of Tenneco's recent acquisition of the Gabilan exhaust manufacturing company.

Tenneco will conduct any workforce reductions in compliance with all legal and contractual requirements including obligations to consult with workers' councils, union representatives and others.

A copy of the company's press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.     Description
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99.1            Press release issued June 19, 2006



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TENNECO INC.


Date:  June 19, 2006                     By: /s/ Kenneth R. Trammell
                                             --------------------------------
                                             Kenneth R. Trammell
                                             Executive Vice President and
                                             Chief Financial Officer